CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
MicroTel International, Inc.


We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74281, 333-71035, 333-69571, 333-12567, 33-22518, 33,27454,
33-77926, 33-32271 and 33-32771) on Form S-8 of our report dated March 3, 2001, relating to the consolidated financial statements and consolidated financial statement schedule of MicroTel International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



                                                     /S/ BDO SEIDMAN, LLP

Orange County, California
April 2, 2001